Exhibit 10.5




                             John H. Harland Company

                     2005 Supplemental Retirement Agreement


THIS AGREEMENT (the "Agreement"), dated as of January 1, 2005, between John H. Harland Company, a Georgia corporation (the "Company"), and Timothy
C. Tuff ("Employee").

WHEREAS, the Employee serves as Chairman, Chief Executive Officer and Director of the Company, and is in a position to contribute materially to the continued growth, development and future business of the Company; and

WHEREAS, the Company desires to provide enhanced supplemental retirement benefits to the Employee, in accordance with the employment letter dated April 21, 2005, which will be in addition to the benefits provided under the Supplemental Retirement Agreement between the Company and Employee dated as of January 1, 2002;

NOW, THEREFORE, the Company and the Employee agree as follows:

A.       Supplemental Retirement Benefits.

         (1) Benefit: Employee shall be eligible to receive from the Company or its successor a supplemental retirement benefit in the amount set forth in Table A based on the date of his termination of employment and the reason for such termination; provided he remains continuously employed with the Company in the capacity of Chairman, Chief Executive or other senior executive officer until he terminates employment. If Employee's employment with the Company terminates on a date other than December 31, the amount of the benefit payable shall be determined on a directly proportional basis using straight-line interpolation between the values of December 31 preceding and following his date of termination based on the number of completed calendar months of employment during the calendar year in which termination occurs and for clarification, Table A contains an example of such interpolation.

         (2) Form and Payment:

(i)      Termination  Other than Retirement for  Non-Business  Reasons.  If
         -------------------------------------------------------------
         Employee's employment with the Company terminates for reasons other than Retirement for Non-Business Reasons or termination by the Company with Cause, then payment of his supplemental retirement benefit shall be made to Employee (or in the event of his death, to his Beneficiary) in a lump sum on the first day of the calendar month that coincides with or immediately follows the date that is six (6) "months" after Employee's "separation from service" with the Company or, if payment is made to his Beneficiary, as soon as practicable after the date of his death. For this purpose, the terms "months" and "separation from service" shall have the same meaning as now or hereafter used in Section 409A of the Internal Revenue Code of 1986, as amended, (the "Code").

(ii)     Retirement  for  Non-Business  Reasons.  If Employee  Retires  for
         --------------------------------------
         Non-Business Reasons, payment of his supplemental retirement benefit shall be made to Employee in substantially equal installments commencing on the first day of the calendar month that coincides with or immediately follows the date that is six (6) "months" after Employee's "separation from service" with the Company and continuing on the first day of every third (3rd) calendar month thereafter during the Restricted Period. If Employee dies prior to receipt of payments, the sum of the remaining payments due Employee shall be paid to his Beneficiary in a lump sum as soon as practicable after his death.

         (3) Forfeiture. Employee will not be entitled to any benefit whatsoever if he is terminated by the Company with Cause or he terminates his employment before December 31, 2007 for any reason other than his death or his disability, his termination by the Company without Cause, his resignation for Good Reason, his Retirement for Non-Business Reasons or his termination or resignation after a Change in Control. For the avoidance of doubt, a termination at any time by the Company without Cause shall not result in a forfeiture under this paragraph (3). In addition, if Employee's benefit is being paid as a result of Retirement for Non-Business Reasons, Employee agrees that he will not engage in Gainful Employment during the Restricted Period. If Employee violates this Agreement by engaging in Gainful Employment during the Restricted Period, Employee agrees that he will forfeit the entire benefit if payment has not commenced or if payment has commenced, he will forfeit any remaining payments that would have been made if he had not engaged in Gainful Employment during the Restricted Period.

         (4) Definitions: The following capitalized terms shall have the following meanings when used in this Agreement:

                  (i) "Beneficiary" means the person designated by the Employee as beneficiary on a form provided by the Company and in the event the Employee makes more than one such designation, the most recent properly completed designation delivered to the Company before his death.

                  (ii) "Cause" has the same meaning as in the Noncompete Agreement.

                  (iii) "Change in Control" has the same meaning as in the Noncompete Agreement.

                  (iv) "Committee" means the Governance Committee of the Board of Directors of the Company.

                  (v) "Gainful Employment" means gainful employment as an officer of any entity. Employee will not be treated as engaging in gainful employment if he is engaged as a director of any entity that is not engaged in Restricted Businesses or such employment is otherwise approved by the Committee. The Committee shall have complete discretion in deciding whether to grant or deny such approval, but shall not unreasonably withhold or delay its approval if the relevant business is not a Restricted Business.

                  (vi) "Good Reason" has the same meaning as in the Noncompete Agreement.

                  (vii) "Noncompete Agreement" means Noncompete and Termination Agreement between the Company and Employee dated as of January 1, 2005

                  (viii) "Restricted Businesses" has the same meaning as in the Noncompete Agreement.

                  (ix)    "Restricted Period" means the two (2)-year period
                           Employee is restricted from competing with the Company following his termination of employment under the Noncompete Agreement.

                  (x) "Retirement for Non-Business Reasons" means Employee separates from service with the Company (as determined under Section 409A of the Code) and does not engage in any Gainful Employment during the Restricted Period.

B.       General.

         (1) This Agreement is intended to be an unfunded plan of deferred compensation maintained for the Employee. The Company intends that this Agreement come within the various exceptions and exemptions to the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") for an unfunded deferred compensation plan maintained primarily for a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, and any ambiguities in this Agreement shall be construed to effect that intent.

         (2) The obligation of the Company to make payments hereunder shall constitute a general unsecured obligation of the Company to the Employee. Such payments shall be from the general assets of the Company, and the Company shall not be required to establish or maintain any special or separate fund or otherwise segregate assets to assure that such payments shall be made. Neither the Employee nor his estate shall have any interest in any particular asset of the Company by reason of the Company's obligations hereunder. Nothing contained herein shall create or be construed as creating a trust or any other fiduciary relationship between the Company and the Employee or any other person. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

         (3) No portion of the benefit hereunder shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void. No portion of such benefit shall be payable to any assignee, receiver or trustee; be applied to satisfy the Employee's debts, contracts or other liabilities; or be subject to any legal process.

         (4) If any individual entitled to receive any payment under this Agreement shall be physically, mentally or legally incapable of receiving or acknowledging receipt of such payment, the Committee, upon the receipt of satisfaction evidence (i) of his incapacity, (ii) that another person or institution is maintaining him, and (iii) that no guardian or committee has been appointed for him, may cause any payment otherwise payable to him to be made to such person or institution. Payment to such person or institution shall be in full satisfaction of all claims by or through the Employee to the extent of the amount thereof.

         (5) A benefit shall be deemed forfeited if the Company is unable after a reasonable period of time to locate the Employee; provided, however, that such benefit shall be reinstated if a valid claim is made by or on behalf of the Employee for the forfeited benefit.

         (6) This Agreement shall be administered by the Committee. The Committee shall have the exclusive right to interpret the terms and provisions of this Agreement and to determine any and all questions arising under the Agreement or in connection with its administration, including, without limitation, the right to remedy or resolve possible ambiguities, inconsistencies, or omissions by general rule or particular decision, all in its sole and absolute discretion. The Committee may appoint other persons to assist it in performing its duties and responsibilities hereunder. Any claim for a benefit under this Agreement shall be filed with and resolved by the Committee in accordance with the claims procedure described in the then current summary plan description for the Company's 401(k) Plan and which claims procedure is hereby incorporated in this Agreement by reference.

         (7) Nothing contained in this Agreement shall be construed as a contract of employment between the Company and the Employee, or as a right of the Employee to be continued in the employment of the Company, or as a limitation on the right of the Company to discharge the Employee at any time, with or without cause.

         (8) Any notice under this Agreement shall in writing and shall be mailed by United States first class mail, postage prepaid, as follows:

                                  To the Company:

                                  John H. Harland Company
                                  2939 Miller Road
                                  Decatur, GA  30035
                                  Attention:  Vice President, Human Resources

                                  To the Employee:

                                  Timothy C. Tuff
                                  3406 Valley Circle
                                  Atlanta, GA  30305

                  Either party may change the address to which notices shall be mailed upon written notice.

         (9) This Agreement shall be binding upon the Company and its successors and assigns, and upon the Employee, his beneficiaries, heirs, executors and administrators.

         (10) This Agreement shall be construed and governed in all respect under and by the laws of the State of Georgia. If any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

         (11) This Agreement is intended by the parties hereto to be the final expression of their agreement with respect to supplemental retirement benefits earned for periods after December 31, 2004 and is the complete and exclusive statement thereof notwithstanding any prior representation or statements to the contrary. This Agreement is limited to compensation deferred after December 31, 2004 and does not add or enhance any benefits or rights under or have any effect whatsoever on the Supplemental Retirement Agreement between the Company and the Employee dated as of January 1, 2002. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the letter agreement between the parties dated April 21, 2005 regarding supplemental retirement benefits earned after December 31, 2004, the terms of this Agreement shall control.

         (12) This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         (13) This Agreement may be amended, modified or terminated only in writing executed by the Employee and a representative of the Committee; provided, however, that neither party shall unreasonably withhold its or his consent to any amendment that the other party determines is necessary or desirable to comply with the requirements of Section 409A of the Code.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first set forth above.

Attest:                         John H. Harland Company

                                By:
                                --------------------------------------------
                                G. Harold Northrop
                                Chair, Governance Committee
                                of the Board of Directors

                                Date: June 27, 2005

Witness:                        Employee


                                Timothy C. Tuff

                                Date: June 27,2005





                     2005 Supplemental Retirement Agreement
                                     TABLE A


----------------------- ---------------------------------------------------------------------------------------------
                                                           Reason for Termination
----------------------- ---------------------------------------------------------------------------------------------
----------------------- ------------------------ --------------------- ----------------------- ----------------------
                                   A                      B                      C                       D


                                                                          Termination for
                          Resignation by the                           Death, Disability, by
 Date of Termination       Executive for any                            the Company Without
                         Reason other than for                          Cause, by Executive
                         a reason described in      Retirement for       for Good Reason or     Termination by the
                           Columns B, C or D     Non-Business Reasons    after a Change in       Company for Cause
                                                                              Control
----------------------- ------------------------ --------------------- ----------------------- ----------------------
----------------------- ------------------------ --------------------- ----------------------- ----------------------
December 31, 2005                 $0                   $166,491               $832,457                  $0
----------------------- ------------------------ --------------------- ----------------------- ----------------------
----------------------- ------------------------ --------------------- ----------------------- ----------------------
December 31, 2006                 $0                   $424,943              $1,062,357                 $0
----------------------- ------------------------ --------------------- ----------------------- ----------------------
----------------------- ------------------------ --------------------- ----------------------- ----------------------
December 31, 2007              $460,069                $828,953              $1,381,588                 $0
----------------------- ------------------------ --------------------- ----------------------- ----------------------
----------------------- ------------------------ --------------------- ----------------------- ----------------------
December 31, 2008             $1,146,459              $1,375,889             $1,719,861                 $0
----------------------- ------------------------ --------------------- ----------------------- ----------------------
----------------------- ------------------------ --------------------- ----------------------- ----------------------
December 31, 2009             $2,121,532              $2,121,532             $2,121,532                 $0
----------------------- ------------------------ --------------------- ----------------------- ----------------------

If Executive terminates employment on a date other than December 31, the amount of the benefit payable shall be determined on a directly proportional basis using straight-line interpolation based on the number of completed calendar months of employment during the calendar year in which termination occurs. For example, if Employee terminates employment on July 15, 2009, for a reason described in Column C, the benefit he will be entitled to receive will be $1,920,697, which is the sum of X and Y below where:

X = $1,719,861 [the amount determined for the preceding December 31 under Column C]

Y = $200,836 [6/12 x $401,671 (the difference between $2,121,532 and
$1,719,861)]